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                                 Exhibit (3)(c)

            Form of Agreement among New York Life Insurance Company,
 NYLIFE Securities Inc., NYLIAC and its agent (and referenced Agent's Contract)

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                 NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
                            (A Delaware Corporation)
                   372 Park Avenue South, New York, N.Y. 10010

                                 AGENTS CONTRACT
                                  (Form AC-81)

Agent:
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Address:
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          (City)              (County)                      (State)

General Office:
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Effective Date:
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         NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION (hereinafter the
Corporation) hereby authorizes the Agent, named above, to solicit applications for individual life insurance policies, individual annuity policies, individual health policies, group insurance policies, franchise insurance plans and group annuity policies, all on such plans as are issued by the Corporation at the time and place such applications are obtained. It is mutually agreed that this authority to act as a soliciting agent of the Corporation is granted by the Corporation and accepted by the Agent upon the following limitations, terms, provisions and conditions:

         1. The Agent shall conduct the Agent's business with the Corporation through the New York Life Insurance Company General Office named above until further written notice from the Corporation. The Agent shall have no authority to solicit applications or conduct business in any jurisdiction unless duly licensed under the laws of such jurisdictions to act as such soliciting agent. The Agent shall have no exclusive right to solicit applications in any territory.

         2. The Agent shall have no authority for or on behalf of the Corporation to accept risks of any kind, to make, modify or discharge contracts, to extend the time for paying any premium. to bind the Corporation by any statement, promise or representation, to waive forfeitures or any of the Corporation's rights or requirements, or to place the Corporation under any legal obligation by any act which is not within the authority granted by the Corporation in this contract or otherwise is writing.

         3. The Agent is authorized to collect first and single premiums on behalf of the Corporation only as follows:

             (a) In connection with each application, including any supplementary application, obtained by the Agent, the Agent may collect an amount not exceeding the full first premium for the policy applied for, or not exceeding the single premium if a single premium policy is applied for, but only if the Agent delivers to the applicant in exchange therefor the coupon receipt attached to the application and corresponding therewith in date and number, and

             (b) If the first full premium is not paid when the application is taken, the Agent shall collect any unpaid balance of all premiums due the Corporation as of the delivery date, and

             (c) In connection with a change of, or the conversion of, or the addition of a rider to, an in-force policy, the amount charged the policyowner by the Corporation for completing the change, conversion or addition.

Except as authorized above, the Agent shall have no authority to receive or collect for the Corporation any premiums or other monies due or to become due to it.

         4. All monies received by the Agent for or on behalf of the Corporation shall be received by the Agent in a fiduciary capacity, and shall not be used for any personal or other purpose whatsoever but shall be immediately paid over to the Corporation. When requested by the Corporation to do so, the Agent shall advise the Corporation, in writing, with respect to the circumstances under which the Agent delivered any policy and, with respect to any policy given to the Agent for delivery on which the Corporation has not received any premium, whether the policy has been delivered or remains in the Agent's possession and whether the Agent has collected any premium on the policy.

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         5. Neither the term "Agent" (used in this contract solely for convenience in designating one of the parties) nor anything contained in this contract or in any of the rules or regulations of the Corporate shall be construed as creating the relationship of employer and employee between the Corporation and the Agent. Subject to the provisions of this contract and within the scope of the authority granted by this contract, the Agent, as an independent contractor, shall be free to exercise the Agents' own discretion and judgment with respect to the persons from whom the Agent will solicit applications, and with respect to the time, place, method and manner of solicitation and of performance under this contract. But the Agent agrees that the Agent will not engage in conduct which will affect adversely the good standing or reputation of the Corporation.

         6. The Agent agrees to observe and abide by any limitations of the authority and rules of the Corporation which apply generally to agents of the Corporation. In addition, unless otherwise specified by the Corporation in writing, the Corporation adopts the limitations of authority and the rules of New York Life Insurance Company, including any subsequent changes in or additions to such limitations and rules which apply generally to agents, including the rules relating to an agent's right to receive commissions and an agent's responsibility for the payment of fees, charges, and other payments, and the Agent agrees to observe and abide by such limitations of authority and rules as adopted by the Corporation, including any changes in or additions to such limitations and rules. Any limitations of authority and rules of New York Life Insurance Company which are contrary to the limitations of authority and rules of the Corporation will be ineffective and inapplicable and the limitations of authority and rules of the Corporation will be controlling. But no rule shall be construed so as to restrict the Agent's right to direct and control the Agent's work in the performance of this contract.

         7. The Agent agrees to reimburse the Corporation for all attorney's fees, costs, expenses and losses of every kind which the Corporation may at any time incur or pay on account of any garnishment, attachment or other legal process or order of any kind which may be served upon the Corporation by reason of the existence of this, or any other agents contract by and between the Corporation and the Agent or on account of any assignment applicable to any such agent's contract.

         8. The Corporation is hereby given a paramount and prior lien upon any commissions payable under or as a result of this contract and under any and all agreements amendatory or supplementary to this contract, as security for the payment of any claim or indebtedness or reimbursement whatsoever due or to become due to the Corporation from the Agent. Any sums becoming due to the Agent at any time may be applied, directly, by the Corporation to the liquidation of any indebtedness or obligation of the Agent to the Corporation, but the failure to so apply any sum shall not be deemed a waiver of the Corporation's lien on any other sums becoming due nor impair its right to so apply such sums.

         The Corporation also is given a lien, second only to New York Life Insurance Company's paramount and prior lien, upon any and all compensation payable under any contract of the Agent with New York Life Insurance Company. The Agent also agrees that New York Life Insurance Company is given a lien, second only to the Corporation's paramount and prior lien, upon any commissions payable under or as a result of this contract. These second liens are as security for any claim or indebtedness or reimbursement due the Corporation or New York Life Insurance Company by the Agent. Any sums becoming due to the Agent at any time may be applied, directly, by the Corporation or New York Life Insurance Company to the liquidation of any indebtedness or obligation of the Agent to the Corporation or New York Life Insurance Company, but the failure to so apply any sum shall not be deemed a waiver of the liens on any other sums becoming due nor impair the rights to so apply such sums.

         9. Either the Agent or the Corporation may, with or without cause, terminate the contract upon written notice, said termination to become effective thirty days after the day on which such notice is dated.

         10. In addition to the right of the Corporation to terminate this contract as provided in Section 9 above, the Corporation shall have the right, at its option, to terminate this contract immediately upon giving written notice of such termination to the Agent, for any one or more of the following causes:

         (a) The collection or receipt by the Agent of any monies for or on behalf of, or due or to become due to, the Corporation except as authorized in Section 3 above.

         (b) Any authorized appropriation to the Agent's own use and purpose of any money or other property received by the Agent for or on behalf of the Corporation or received by the Agent for the benefit of a person other than the Agent.

         (c) The submission to the Corporation by the Agent of any document on which any required signature is not a genuine or duly authorized signature.

         (d) Any withholding by the Agent of any policy or document after such policy or document shall have been demanded by the Corporation.

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         (e) Any act of the Agent by which the Agent, directly or indirectly, sells or offers to sell to any person or persons, policies issued by the Corporation at any deviation from the published rates of the Corporation as furnished to the Agent by the Corporation from time to time.

         (f) A violation by the Agent of the anti-rebate or improper inducement laws of any state or jurisdiction.

         (g) Revocation by any state or jurisdiction of the agent's license to act as a soliciting agent.

         11. Notwithstanding the provisions of Section 9 or Section 10 above, this contract will automatically terminate effective, on the same date that the Agent's Soliciting Agent's Contract, Field Underwriter's Contract, or Agent's Contract with New York Life Insurance Company is terminated or, if applicable, on the same date that any Apprentice Field Underwriter's Agreement or Training Allowance Field Underwriter's Agreement between the Agent and New York Life Insurance Company is terminated. Any failure of the Corporation in any instance to terminate this contract when cause for such termination exists, or to insist upon compliance with any of the limitations, terms, provisions and conditions of this contract, shall not be construed as a waiver of any of the Corporation's rights or of any such limitations, terms, provisions and conditions, or of the right of the Corporation to thereafter enforce its rights or insist upon such compliance.

         12. Except for the right to receive commissions, the rights, interests and claims of the Agent against the Corporation arising under or growing out of this contract are not assignable, and no assignee shall acquire any rights thereto, without the written consent of the Corporation. The right to receive commissions under this contract may be assigned without the written consent of the Corporation, but the Corporation must receive reasonable proof of such assignment before it commences payment to any assignee. The rights of an assignee under any assignment to which consent has been or may be given or to an assignment of the right to receive commissions, shall be subject to the paramount and prior lien given to the Corporation by Section 8 above, and then to the lien given to New York Life Insurance Company by Section 8 above.

         13. COMMISSIONS ON INDIVIDUAL LIFE INSURANCE POLICIES AND INDIVIDUAL ANNUITY POLICIES -- The Corporation shall pay to the Agent, subject to all the limitations, terms, provisions and conditions of this contract, commissions on premiums received by the Corporation under individual life insurance policies and individual annuity policies effected upon applications obtained by the Agent while this contract is in force, such commissions being at the applicable rates and for the policy years, or portions thereof, and under the rules and conditions as specified for Agents operating under Agent's Contract (Form AC-81) in the Corporation's "Schedules of First Year and Renewal Commission Rates on Individual Life Insurance and Individual Annuity Policies" in force at the time the application is obtained unless specified otherwise, in writing, by the Corporation. A copy of such Schedules will be available for the Agent's inspection at any reasonable time at the General Office named above.

         The Corporation reserves the right to change such Schedules in whole or in part, at any time by giving written notice to the Agent and the new rates, policy years, rules and conditions will apply as set forth in the Schedules.

         On all types and plans of individual life insurance policies and Individual annuity policies which the Corporation may issue and which are not included in the "Schedules of First Year and Renewal Commission Rates on Individual Life Insurance and Individual Annuity Policies", or although included in such Schedules are issued under special underwriting terms and conditions, the commissions shall be such as shall be designated in writing by an Executive Office of the Corporation.

         14. COMMISSIONS ON INDIVIDUAL HEALTH INSURANCE POLICIES -- The Corporation shall pay to the Agent, subject to all the limitations, terms, provisions and conditions of this contract, commissions on premiums received by the Corporation under individual health insurance policies effected upon applications obtained by the Agent while this contract is in force, such commissions being at the applicable rates and for the policy years, or portions thereof, and under the rules and conditions as specified for Agents operating under Agent's Contract (Form AC-81) in the Corporation's "Schedules of First Year and Renewal Commission Rates on Individual Health Insurance Policies" in force at the time the application is obtained unless specified otherwise, in writing, by the Corporation. A copy of such Schedules will be available for the Agent's inspection at any reasonable time at the General Office named above.

         The Corporation reserves the right to change such Schedules in whole or in part, at any time by giving written notice to the Agent and the new rates, policy years, rules and conditions will apply as set forth in the Schedules.

         On all policies of individual health insurance which the Corporation may issue and which are not included in the "Schedules of First Year and Renewal Commissions Rates on Individual Health Insurance Policies", or although included in such Schedules are issued under special underwriting terms and conditions, the commissions shall be such as shall be designated in writing by an Executive Office of the Corporation.

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         15. COMPENSATION ON GROUP POLICIES, FRANCHISE INSURANCE PLANS AND GROUP
ANNUITY POLICIES -- The Corporation shall pay to the Agent, subject to all the limitations, terms, provisions and conditions of this contract, compensation on premiums received by the Corporation under group insurance policies and franchise insurance plans administered by the Corporation and considerations received by the Corporation under group annuity policies effected upon applications obtained through solicitation of the Agent while this contract is in force. The amount of such compensation will be determined in accordance with the Corporation's "Schedules of Group Compensation Rates and Rules" in force at the time the policy takes effect. A copy of such Schedules will be available for the Agent's inspection at any reasonable time at the General Office named above.

         The Corporation reserves the right to change such Schedules, in whole or in part, at any time without notice to the Agent and the new rates and rules will apply to premiums received on coverage which becomes effective after any such change takes effect.

         Compensation with respect to (a) group insurance additions, extensions, liberalizations, reinstatements or replacements, and (b) group insurance underwritten jointly by the Corporation and another insurer or reinsured, in whole or in part, by another insurer, or by the Corporation, shall be determined in accordance with the Corporation's rules and regulations, whether published or unpublished, which are in effect at the time of the addition, change or underwriting.

         16. As an accommodation to the Corporation, all commissions and other compensation payable on sales of policies issued by the Corporation shall be paid by New York Life Insurance Company to the Agent and, in the case of an Agent operating under an Apprentice Field Underwriter's Agreement or a Training Allowance Field Underwriter's Agreement, shall be paid by New York Life Insurance Company as specified in those agreements. Any provisions in this contract concerning payment which are contrary to the provisions of an Apprentice Field Underwriter's Agreement or a Training Allowance Field Underwriter's Agreement will be ineffective and inapplicable and the provisions of those agreements will be controlling.

         17. Any commissions payable under this contract after the Agent's death shall be credited to the Agent's account, as they become due, and be payable to the agent's executors, administrators or assigns after deduction therefrom of any indebtedness or obligation of the Agent to the Corporation or to New York Life Insurance Company.

         18. Nothing in this contract, or any amendment or supplement to this contract, nor in any of the printed literature or forms of the Corporation shall impair the Corporation's right to the full and free exercise of its judgment in acting upon any application for an insurance or annuity policy; and the Agent shall have no right to any commission for submitting any application upon which no insurance or annuity policy is effected with the Corporation.

         19. Written notice to the Agent under this contract or any amendment or supplement to this contract may be given by mail or by publication in any official publication or bulletin of the Corporation or by any other means, except that a notice under Section 9 or Section 10 above shall be given by means of such publication. If the written notice to the Agent is given by mail, it shall be deemed to have been given when duly addressed and mailed to the last known post office address of the Agent, postage prepaid. If such notice is given by publication, it shall be deemed to have been given whenever published as above.

         20. This Contract shall take effect as of the effective date stated on Page 1 hereof, if duly signed by the Agent and countersigned on behalf of the Corporation.

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         IN WITNESS WHEREOF, the parties to this contract have subscribed their names hereto and to a duplicate hereof.


Witnessed by
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                                        Agent


                                        NEW YORK LIFE INSURANCE AND ANNUITY
                                        CORPORATION

Countersigned for New York Life
and Annuity Corporation


                                        By:
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On                      19                               President
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by:
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         (Also Print Name)